Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
Michelle Levine Tel: 408-936-2775 mlevine@juniper.net	Michael Hakkert Tel: 408-936-8342 mhakkert@juniper.net

Juniper Networks, Inc. Reports Q1’07 Financial Results
Q1’07 Net Revenue of $626.9M, up 11% from Q1’06;
GAAP Diluted EPS $0.11; Non-GAAP Diluted EPS $0.19

SUNNYVALE, CA – April 23, 2007 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the first quarter ended March 31, 2007.

Net revenues for the first quarter of 2007 were $626.9 million, compared with $566.7 million for the first quarter of 2006, an increase of 11 percent.

Net income on a GAAP basis for the first quarter of 2007 was $66.6 million or $0.11 per share, compared with a GAAP net income of $75.8 million or $0.13 per share for the first quarter of 2006. Non-GAAP net income for the first quarter of 2007 was $112.4 million or $0.19 per share, compared with non-GAAP net income of $113.4 million or $0.19 per share for the first quarter of 2006. The reconciliation between GAAP and non-GAAP results of operations is provided in a table immediately following the Net Product Revenue by Operating Segment table.

Net cash flows from operations for the first quarter of 2007 were $152.6 million, compared to cash provided by operations of $138.6 million for the first quarter of 2006.

Capital expenditures and depreciation during the first quarter of 2007 were $32.4 million and $22.2 million, respectively.

“Our first quarter results were in line with our expectations,” said Scott Kriens, Juniper Networks’ Chairman and CEO. “We continue to see a solid opportunity for Juniper moving forward and remain focused on meeting the strategic needs of our customers and sharpening our execution.”

Highlights:
Continued focus on execution was reflected across all aspects of Juniper’s business in the first quarter.

As service providers continue their next generation network build-outs Juniper realized strength in the adoption of the T- and M-series routers. Virgin Media Group, the UK’s largest cable operator, deployed T-series core routers, including the multi-terabit TX Matrix, to upgrade its IP backbone network. In addition, through partner Nokia Siemens Networks the South African Second National Operator (SNO) Neotel, Johannesburg is building out a nationwide IP core network utilizing Juniper Networks T-and M-series routers. At the network edge we realized strength across the E-series as well as expanding interest in the MX960 Ethernet Services Router.

Juniper introduced a portfolio of open and scalable Session and Resource Control (SRC) solutions that provide comprehensive subscriber management capabilities, enabling service providers to ensure a high-quality user experience for multiplay and mobile services in next generation networks.

The company realized increased adoption of Juniper security products as service providers strive to deliver enhanced security across their networks and services. T-Mobile Australia will secure network traffic with Juniper’s integrated security products and BT Plc selected Juniper Networks M-and J-series routers and security solutions for the UK’s Defence Fixed Telecommunications Service project.

In the enterprise the company experienced increased acceptance of Juniper integrated security platforms with particular strength across the Integrated Security Gateway (ISG) with Intrusion Detection and Prevention (IDP) and Secure Services Gateway (SSG) products. The Juniper Networks SSG was bestowed the “Best Security Product 2007” from UK published Network Computing and the ISG with IDP earned the Information Security “Hot Pick” award.

Juniper Networks M-and J-series routers gained continued acceptance in the enterprise and the Philadelphia Stock Exchange selected the M-series for the roll out of their brand new Institutional Regional Optical Network. This new high performance network positions the Exchange to be one of the fastest and most reliable trading venues in the world.

From a channel perspective both VARBusiness and GovernmentVAR magazines recognized Juniper as a “5-Star Partner” for the high quality of Juniper J-partner programs across the commercial and public sectors. From a partner perspective we announced the readiness of a joint voice over Internet protocol (VOIP) solution with Avaya that embeds a media gateway into the telephony-ready Juniper Networks J-series routers for branch office deployments.

Juniper Networks will host a conference call web cast today, April 23, 2007 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until May 23, 2007. A replay will be accessible by telephone on April 23, 2007 after 4:00 p.m. Pacific Time through April 30, 2007 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21333911. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.
Juniper Networks develops purpose-built, high performance IP platforms that enable customers to support a wide variety of services and applications at scale.  Service providers, enterprises, governments and research and education institutions rely on Juniper to deliver a portfolio of proven networking, security and application acceleration solutions that solve highly complex, fast-changing problems in the world’s most demanding networks.  Additional information can be found at www.juniper.net.

Juniper Networks and the Juniper Networks logo are registered trademarks of Juniper Networks, Inc. in the United States and other countries. All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.

Juniper believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. For further information regarding why Juniper believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the discussion below.

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net revenues:
Product	$509,773	$474,125
Service	117,163	92,589
Total net revenues	626,936	566,714

Cost of revenues:
Product	154,942	140,995
Service	57,167	43,952
Total cost of revenues	212,109	184,947
Gross margin	414,827	381,767

Operating expenses:
Research and development	141,093	113,688
Sales and marketing	150,656	129,429
General and administrative	27,258	23,099
Amortization of purchased intangibles	22,740	23,221
Other charges	12,584	1,404
Total operating expenses	354,331	290,841
Operating income	60,496	90,926
Interest and other income	33,977	20,767
Interest and other expense	(1,064)	(1,089)
Income before income taxes	93,409	110,604
Provision for income taxes	26,762	34,841
Net income	$66,647	$75,763

Net income per share:
Basic	$0.12	$0.13
Diluted	$0.11	$0.13

Shares used in computing net income per share:
Basic	569,400	565,927
Diluted	604,905	603,589

Juniper Networks, Inc.
Stock Based Compensation by Category
(in thousands)
(unaudited)

Stock-based compensation is included in the following cost and expense categories by period:

	Three Months Ended
	March 31,
	2007	2006
Cost of revenues – Product	$455	$487
Cost of revenues – Service	3,090	1,396
Research and development	11,049	10,013
Sales and marketing	7,635	7,627
General and administrative	3,713	3,542
Total	$25,942	$23,065

Juniper Networks, Inc.
Net Product Revenue by Operating Segment
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Infrastructure	$385,249	$363,004
Service Layer Technologies	124,524	111,121
Total	$509,773	$474,125

Juniper Networks, Inc.
Reconciliation between GAAP to non-GAAP Results of Operations and Earnings Per Share
(in thousands, except percentages)
(unaudited)

		Three Months Ended
		March 31,
		2007	2006
GAAP Cost of revenues – Product		$154,942	$140,995
Stock-based compensation expense	C	(455)	(487)
Amortization of purchased intangible assets	A	(1,369)	(1,369)
Non-GAAP Cost of revenues – Product		153,118	139,139
GAAP Cost of revenues – Service		57,167	43,952
Stock-based compensation expense	C	(3,090)	(1,396)
Non-GAAP Cost of revenues – Service		54,077	42,556
GAAP Gross margin		414,827	381,767
Stock-based compensation expense	C	3,545	1,883
Amortization of purchased intangible assets	A	1,369	1,369
Non-GAAP Gross margin		419,741	385,019
GAAP Gross margin % of revenue		66.2%	67.4%
Stock-based compensation expense % of revenue	C	0.6%	0.3%
Amortization of purchased intangible assets % of revenue	A	0.2%	0.2%
Non-GAAP Gross margin % of revenue		67.0%	67.9%
GAAP Research and development		141,093	113,688
Stock-based compensation expense	C	(11,049)	(10,013)
Non-GAAP Research and development		130,044	103,675
GAAP Sales and marketing		150,656	129,429
Stock-based compensation expense	C	(7,635)	(7,627)
Non-GAAP Sales and marketing		143,021	121,802
GAAP General and administrative		27,258	23,099
Stock-based compensation expense	C	(3,713)	(3,542)
Non-GAAP General and administrative		23,545	19,557

		Three Months Ended
		March 31,
		2007		2006
GAAP Operating income		$60,496		$90,926
Stock-based compensation expense	C	25,942		23,065
Amortization of purchased intangible assets	A	24,109		24,590
Other charges — compensation expense related to acquisitions	A	313		1,404
Other charges — restructuring and acquisition charges	A/B		(38)	—
Other charges — stock option investigation costs	B	4,710		—
Other charges — tax related charges	B	7,599		—
Non-GAAP Operating income		123,131		139,985
GAAP Net income		66,647		75,763
Stock-based compensation expense	C	25,942		23,065
Amortization of purchased intangible assets	A	24,109		24,590
Other charges — compensation expense related to acquisitions	A	313		1,404
Other charges — restructuring and acquisition charges	A/B		(38)	—
Other charges — stock option investigation costs	B	4,710		—
Other charges — tax related charges	B	7,599		—
Income tax effect	B	(16,930)		(11,461)
Non-GAAP Net income		$112,352		$113,361

Non-GAAP Net income per share:
Basic	D	$0.20		$0.20
Diluted	D	$0.19		$0.19

Shares used in computing non-GAAP Net income per share:
Basic	D	569,400		565,927
Diluted	D	604,905		603,589

Discussion of Non-GAAP Financial Measures

The tables above include non-GAAP net income and non-GAAP net income per share data, as well as other non-GAAP line items from our Condensed Consolidated Statements of Operations. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. In addition, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures described below, and used in the tables above, should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of non-GAAP net income and non-GAAP net income per share data, as well as other non-GAAP measures, to be helpful in assessing the performance of the continuing operation of our business. By continuing operations we mean the ongoing revenue and expenses of the business excluding certain items that render comparisons with prior periods or analysis of on-going operating trends more difficult, such as non-cash expenses not directly related to the actual cash costs of development, sale, delivery or support of our products and services, or expenses that are reflected in periods unrelated to when the actual amounts were incurred or paid. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. In addition, we have historically reported non-GAAP results to the investment community and believe that continuing to provide non-GAAP measures provides investors with a tool for comparing results over time. In assessing the overall health of our business for the periods covered by the tables above and, in particular, in evaluating our net income and net income per share, we have excluded items in the following three general categories, each of which are described below: Acquisition Related Expenses, Other Items, and Stock-Based Compensation Related Items. We also provide additional detail below regarding the shares used to calculate our non-GAAP net income per share. Notes identified for line items in the table above correspond to the appropriate note description below.

Note A: Acquisition Related Expenses. We excluded certain expense items resulting from acquisitions including the following: (i) amortization of purchased intangible assets associated with our acquisitions; (ii) compensation related to acquisitions; and (iii) acquisition related charges. The amortization of purchased intangible assets associated with our acquisitions results in our recording expenses in our GAAP financial statements that were already expensed by the acquired company before the acquisition and for which we have not expended cash. Moreover, had we internally developed the products acquired, the amortization of intangible assets and the expenses of uncompleted research and development would have been expensed in prior periods. Accordingly, we analyze the performance of our operations in each period without regard to such expenses. In addition acquisitions result in non-continuing operating expenses which would not otherwise have been incurred by us in the normal course of our business operations. For example, we have incurred deferred compensation charges related to assumed options and transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees. We believe that providing non-GAAP information for acquisition-related expense items in addition to the corresponding GAAP information allows the users of our financial statements to better review and understand the historic and current results of our continuing operations, and also facilitates comparisons to less acquisitive peer companies.

Note B: Other Items. We exclude certain other items that are the result of either unique or unplanned events including the following: (i) restructuring and related costs; (ii) stock option investigation costs and related tax costs; and (iii) the income tax effect on our financial statements of excluding our non-GAAP financial measures. It is difficult to estimate the amount or timing of these items in advance. Restructuring and impairment charges result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of continuing operations. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The unique nature of our stock option investigation costs and associated tax related charges may also limit the comparability of our on-going operations with prior and future periods. As such, we believe that these expenses do not accurately reflect the underlying performance of our continuing operations for the period in which they are incurred. We believe providing financial information with and without the income tax effect of excluding our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our businesses. Because of these factors, we assess our operating performance both with these amounts included and excluded, and by providing this information, we believe the users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

Note C: Stock-Based Compensation Related Items. We provide non-GAAP information relative to our expense for stock-based compensation. We began to include stock-based compensation expense in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (“SFAS 123R”) in January 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types which effect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Further, we believe that excluding stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods during which our equity-based awards were not required to be reflected on our income statement. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. For example, the expense associated with a $10,000 bonus is equal to exactly $10,000 in cash regardless of when it is awarded and who it is awarded by. In contrast, the expense associated with an award of an option for 1,000 shares of stock is unrelated to the amount of cash ultimately received by the employee; and the cost to the company is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time and that does not reflect any cash expenditure by the company because no cash is expended. Furthermore, the expense associated with granting an employee an option is spread over multiple years unlike other compensation expenses which are more proximate to the time of award or payment. For example, we may be recognizing expense in a year where the stock option is significantly underwater and is not going to be exercised or generate any compensation for the employee. The expense associated with an award of an option for 1,000 shares of stock by us in one quarter may have a very different expense than an award of an identical number of shares in a different quarter. Finally, the expense recognized by us for such an option may be very different than the expense to other companies for awarding a comparable option, which makes it difficult to assess our operating performance relative to our competitors. Because of these unique characteristics of stock-based compensation, management excludes these expenses when analyzing the organization’s business performance. We believe that presentation of such non-GAAP information is important to enable readers of our financial statements to compare cash flows from operations and cash flows from financing activities with periods prior to the adoption of SFAS 123R.

Note D: Non-GAAP Net Income Per Share Items. We provide basic non-GAAP net income per share and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted-average number of shares outstanding during the reporting period. The diluted non-GAAP income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31, 2007	December 31, 2006
ASSETS

Current assets:
Cash and cash equivalents	$2,037,839	$1,596,333
Short-term investments	426,725	443,910
Accounts receivable, net of allowance for doubtful accounts	257,838	249,445
Deferred tax assets, net	166,771	179,989
Prepaid expenses and other current assets	48,151	52,129
Total current assets	2,937,324	2,521,806
Property and equipment, net	360,665	349,930
Long-term investments	259,364	574,061
Restricted cash	33,630	45,610
Purchased intangible assets, net	145,093	169,202
Goodwill	3,649,574	3,624,652
Other long-term assets	88,685	83,134
Total assets	$7,474,335	$7,368,395
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$180,465	$179,553
Accrued compensation	87,198	110,451
Accrued warranty	35,339	34,828
Deferred revenue	327,712	312,253
Income taxes payable	28,827	38,499
Other accrued liabilities	89,688	87,033
Total current liabilities	749,229	762,617
Long-term deferred revenue	82,477	73,326
Other long-term liabilities	45,000	17,424
Long-term debt	399,944	399,944
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.00001 par value	6	6
Additional paid-in capital	7,711,827	7,646,047
Accumulated other comprehensive income	3,570	1,266
Accumulated deficit	(1,517,718)	(1,532,235)
Total stockholders’ equity	6,197,685	6,115,084
Total liabilities and stockholders’ equity	$7,474,335	$7,368,395

Juniper Networks, Inc.
Cash and Cash Equivalents and Investments
(in thousands)
(unaudited)

	March 31, 2007	December 31, 2006
Cash and cash equivalents	$2,037,839	$1,596,333
Short-term investments	426,725	443,910
Long-term investments	259,364	574,061
Total Cash and cash equivalents and Investments	$2,723,928	$2,614,304

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006

OPERATING ACTIVITIES:
Net income	$66,647	$75,763

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	46,260	41,828
Stock-based compensation	25,942	23,065
Non-cash portion of debt issuance costs and disposal of property and equipment	472	363
Tax benefit of employee stock option plans	(739)	(557)

Changes in operating assets and liabilities:
Accounts receivable, net	(7,611)	(35,437)
Prepaid expenses and other assets	6,983	6,577
Accounts payable	349	(5,149)
Accrued compensation	(23,253)	(28,797)
Accrued warranty	511	444
Other accrued liabilities	12,473	19,440
Deferred revenue	24,610	41,018
Net cash provided by operating activities	152,644	138,558

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(32,373)	(18,228)
Purchases of available-for-sale investments	(15,934)	(132,949)
Maturities and sales of available-for-sale investments	349,119	126,733
Decrease (increase) in restricted cash	2,593	6,180
Payments related to acquisitions	(375)	—
Minority equity investments	—	(90)
Net cash used in investing activities	303,030	(18,354)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	14,233	51,521
Retirement of common stock	(29,140)	(186,388)
Tax benefit of employee stock option plans	739	557
Net cash used in financing activities	(14,168)	(134,310)
Net increase (decrease) in cash and cash equivalents	441,506	(14,106)
Cash and cash equivalents at beginning of period	1,596,333	918,401
Cash and cash equivalents at end of period	$2,037,839	$904,295